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                            FIRST MERCHANTS CORPORATION
                       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



SECTION 1.  ESTABLISHMENT AND PURPOSE

A. Establishment. First Merchants Corporation (the "Employer"), hereby establishes a non-qualified supplemental executive retirement plan for certain executives, as designated and described herein, which shall be known as the FIRST MERCHANTS CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Plan").

B. Purpose. The purpose of the Plan is to enable the Employer to attract, retain, and motivate key executive employees of high caliber, and to provide equitable retirement and survivor benefits for certain key executive employees, their surviving spouses and designated beneficiaries.

SECTION 2.  DEFINITIONS

For purposes of this Plan, certain words or phrases used herein will have the following meanings:

A. "Board of Directors" means the Board of Directors of First Merchants Corporation.

B. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

C. "Compensation Committee" means the Employer's Compensation and Human Resources Committee.

D. "Executive" means a key executive Employee that is designated to participate in the Plan under Section 3 below.

E. "Non-qualified SERP Benefit" means the difference between (1) and (2), where (1) is the Retirement Benefit that would have been paid the Executive from the Pension Plan at the Executive's Normal, Late or Disability Retirement Date (whichever is applicable) if there were no compensation limit imposed under Code
Section 401(a)(17) and if Final Average Monthly Plan Compensation did not exclude bonuses for purposes of determining the Standard Benefit Formula, and
(2) is the Retirement Benefit payable to the Executive under the Pension Plan at the Executive's Normal, Late or Disability Retirement Date (whichever is applicable).

F. "Pension Plan" means the First Merchants Corporation Retirement Pension Plan, as amended, a qualified pension plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

G. "Term Certain Expiration Date" means the 15th anniversary of the event, retirement or death,

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which causes payment of benefits under this Plan to commence, unless the
Compensation Committee establishes a different Term Certain Expiration Date for a covered Executive at the time it designates such Executive to participate in the Plan.

H. The following terms will have the same meanings as they have under the Pension Plan: "Employee," "Employer," "Final Average Monthly Plan Compensation," "Normal, Early, Late, or Disability Retirement Date," "Retirement Benefit," "Normal, Early, Late, or Disability Retirement Benefit," and "Standard Benefit Formula."

SECTION 3.  DESIGNATION OF EXECUTIVES PARTICIPATING IN PLAN

The Compensation Committee shall have the sole discretion, from time to time, to designate Employees to participate in the Plan as covered Executives. This designation shall be by resolution of the Compensation Committee and shall be limited to management or highly compensated Employees. The Compensation Committee shall notify each Employee so designated in writing. Covered Executives, their spouses and designated beneficiaries shall become entitled to benefits under this Plan if the Executive is employed by the Employer on his or her 65th birthday (unless the Compensation Committee, at the time it designates a covered Executive to participate in the Plan, establishes a different minimum age as of which such Executive shall become entitled to such benefits), Disability Retirement Date or death, whichever occurs earliest.

SECTION 4.  RETIREMENT BENEFIT

If an Executive retires on his or her Normal, Late or Disability Retirement Date, the Executive shall receive each year thereafter (unless the Compensation Committee provides for a different benefit commencement date for a covered Executive at the time it designates such Executive to participate in the Plan), in the manner described in Section 6, an amount equal to the Non-qualified SERP Benefit for the Executive's lifetime. If the Executive's Retirement Benefit under the Pension Plan commences at a time other than his or her Normal Retirement Date, the amount of the Non-qualified SERP Benefit shall be adjusted using the same actuarial factors and assumptions (except as otherwise provided in Section 7 of this Plan) used to calculate the Retirement Benefit payable to the Executive under the Pension Plan.

SECTION 5.  PRE-RETIREMENT SURVIVOR BENEFIT

If a covered Executive dies while still actively employed by the Employer, and if the Executive is survived by the Executive's spouse, the Executive's spouse shall receive each year until the Term Certain Expiration Date, in the manner described in Section 6, the Non-qualified SERP Benefit otherwise payable to the Executive under this Plan, determined as if the Executive had retired on the date immediately preceding the date of the Executive's death. In determining this Benefit, the Executive shall be deemed to be vested under the Pension Plan and not to have waived the death benefit coverage under the Pension Plan (whether or not that is actually true). If the Executive is not survived by the Executive's spouse, or if the spouse does not live until the Term Certain Expiration

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Date, the person(s) designated under Section 8 shall receive each year, in the manner described in Section 6, an amount equal to such Benefit.

SECTION 6.  MANNER OF PAYING BENEFITS

Within 30 days following the retirement of the Executive, or, if Section 5 applies, within 30 days following the death of the Executive, payment of a monthly benefit shall commence to the covered Executive, or to the Executive's spouse or designated beneficiary, equal to the benefit described in Section 4 or 5 of this Plan, whichever applies.

SECTION 7.  TERM CERTAIN

Benefits on behalf of a covered Executive, whether payable as a Normal, Late, or Disability Retirement Benefit, or as a survivor benefit or other death benefit payable to a spouse or designated beneficiary, shall be made at least through the Term Certain Expiration Date, without any actuarial reduction on account of such guaranteed payment. At any time, in the discretion of the Compensation Committee, the computed value of the future benefits payable under the Plan to a surviving spouse or designated beneficiary as a guaranteed Term Certain payment, or as a survivor benefit or other death benefit may be computed and paid in one lump sum.

SECTION 8.  DESIGNATION OF BENEFICIARY

An Executive, or subsequent to the Executive's death, the Executive's spouse, may designate the person(s) to receive the benefits payable under this Plan if the Executive and the Executive's spouse do not live to receive the benefits through the Term Certain Expiration Date. If such designation is not made, or if no designated beneficiary is then living, such benefit shall be paid to the Executive's spouse, if then living, or if not, to the Executive's descendants, PER STIRPES, who are then living, or if there are no such descendants then living, to the Executive's estate.

SECTION 9.  EARLY, LATE OR DISABILITY RETIREMENT

The Compensation Committee may grant to a covered Executive, while in the employ of the Employer, early, late or disability retirement under this Plan, if such Executive is eligible for and elects an Early, Late or Disability Retirement Benefit under the Pension Plan. The Compensation Committee, in its sole discretion, may provide that retirement benefits under this Plan shall begin at any time after the granting of early, late or disability retirement, rather than at the Executive's Normal Retirement Date, and the Term Certain Expiration Date shall terminate on the 15th anniversary of the commencement of retirement benefits (or, if the Compensation Committee established a different Term Certain Expiration Date for the covered Executive at the time it designated such Executive to participate in the Plan, such anniversary which corresponds to the number of years for which payment is guaranteed).

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SECTION 10.  TERMINATION OF EMPLOYMENT

If an Executive's employment with the Employer is terminated prior to his or her 65th birthday (or such other minimum age established by the Compensation Committee at the time it designates such Executive to participate in the Plan, as of which such Executive shall become entitled to benefits hereunder), either by the Employer or by the Executive, and either with or without cause, no benefits shall be paid under any provision of this Plan, unless the Compensation Committee, in its sole discretion, shall provide that the benefits will be paid regardless of the termination of the Executive's employment. However, disability retirement or death shall not be deemed to be a termination of employment for purposes of this Section.

SECTION 11.  PROHIBITION OF COMPETITIVE EMPLOYMENT

If, during the period of an Executive's employment with the Employer or while the Executive is receiving benefits under this Plan, a covered Executive engages in competitive activities without the Employer's written consent, no further benefits shall be payable under any provision of this Plan. For purposes of this Section, "competitive activities" shall mean engaging, directly or indirectly (including providing consulting services), in a business similar to any business of the Employer or any of its subsidiaries, or owning, managing, operating, controlling, being employed by, participating in, having any financial interest in, or being connected in any manner with the ownership, management, operation or conduct of, any such similar business.

SECTION 12.  TITLE TO LIFE INSURANCE

If life insurance is purchased to provide the Employer with funds to make benefit payments under this Plan to or on behalf of a covered Executive, the owner and beneficiary of such life insurance contract shall at all times be the Employer or, if the Employer establishes a "rabbi trust" in connection with this Plan, the trustee of such trust. If the Employer is the owner and beneficiary of the life insurance contract, it shall have the unrestricted right to use all amounts and to exercise all options and privileges thereunder without the knowledge or consent of the Executive, his or her designated beneficiary, or any other person, it being expressly agreed that neither the Executive nor any such beneficiary or other person shall have any right, title or interest whatsoever in or to any such contract. If the trustee of a "rabbi trust" is the owner and beneficiary of the life insurance contract, the respective rights and interests of the Employer, the trustee, the Executive, his or her designated beneficiary, and other persons, shall be governed by the terms of the trust agreement and the life insurance contract.

SECTION 13.  PAYMENTS ARE NOT SECURED

Except as provided in the "rabbi trust" agreement, if any, established by the Employer in connection with this Plan, (a) the Executive, his or her designated beneficiary and any other person or persons having or claiming a right to payment of benefits hereunder, or to any interest under this Plan, shall rely solely on the unsecured promise of the Employer, and (b) nothing herein shall be construed to

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give the Executive, his or her designated beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Employer or in which it may have any right, title or interest now or in the future, but the Executive shall have the right to enforce his or her claim against the Employer in the same manner as any unsecured creditor.

SECTION 14.  NON-ASSIGNABILITY OF BENEFITS

Neither the Executive, nor his or her designated beneficiary, nor any other person entitled to any payment hereunder, shall have power to transfer, assign, anticipate, mortgage or otherwise encumber any right to receive a payment in advance of the time such payment is due under the provisions of this Plan, and any attempted transfer, assignment, anticipation, mortgage or encumbrance shall be void. No payment hereunder shall be subject to seizure for the payment of public or private debts, judgments, alimony or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

SECTION 15.  ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee, which shall have sole authority to construe and interpret the Plan and issue such rules and regulations as it deems appropriate. The Compensation Committee shall have the duty and responsibility of deciding questions of eligibility, determining the amount, manner and time of payment of any benefits hereunder, and distributing the benefits to covered Executives, their spouses and/or beneficiaries; provided, however, the Compensation Committee may appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel. The Compensation Committee's interpretations, determinations, rules and regulations, and calculations shall be final and binding on all persons and parties concerned. If a covered Executive, spouse or beneficiary desires a review of any benefit determination made by the Compensation Committee, he or she shall follow the claims review procedure described in Section 6.06 of the Pension Plan (except that such appeal shall be to the Compensation Committee rather than to the committee responsible for administering the Pension Plan, if different).

SECTION 16.  AMENDMENT

This Plan may be amended at any time or from time to time by the Board of Directors of the Employer. Any amendment shall not reduce the benefit of any covered Executive, or any person receiving benefits under this Plan, without the written consent of the affected person. The failure of either the Employer or any covered Executive to enforce any of the provisions hereof shall not be deemed a waiver thereof. No provision of this Plan shall be deemed to have been waived or modified unless such waiver or modification shall be in writing and signed by the party or parties affected by such waiver or modification. The Employer reserves the right to terminate the Plan at any time by action of the Board of Directors. The termination of this Plan shall not affect the benefits of any Executive, Executive's spouse or designated beneficiary covered by the Plan, prior to termination.

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SECTION 17.  NON-GUARANTEE OF EMPLOYMENT

This Plan shall not be construed as giving any Executive the right to be retained as an Employee of the Employer for any period.

SECTION 18.  BINDING EFFECT AND GOVERNING LAW

This Plan shall be binding upon the Executive and the Executive's spouse, beneficiaries, heirs, executors, administrators, personal representatives, successors and assigns, and upon the Employer and its successors and assigns. Except as preempted by ERISA or any other applicable federal law, the Plan shall be construed, enforced and administered, and the validity thereof shall be determined, in accordance with the laws of the State of Indiana.


This Plan was adopted by the Board of Directors of First Merchants Corporation on February 11, 1997, effective as of March 1, 1997. It was amended by the Executive Committee of the Board of Directors, acting on the Board's behalf under authority granted in the Bylaws of the Corporation, on December ___, 1997, retroactively to the effective date of the Plan.

                              First Merchants Corporation


                              By /s/  Stefan S. Anderson
                                 --------------------------------------
                                      Stefan S. Anderson, Chairman


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